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                                                                      EXHIBIT 5



April 30, 1996


Board of Directors
Old National Bancorp
P.O. Box 718
Evansville, Indiana 47705

Ladies and Gentlemen:

    We have represented Old National Bancorp (the "Company") as special counsel in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering 500,000 shares of the Company's no par value common stock (the "Shares") under the Securities Act of 1933, as amended. The Shares will be offered and issued from time to time in connection with the Company's acquisition, directly or indirectly, of the business, assets or stock, or interests therein, of unaffiliated corporations or other entities, as set forth in the Registration Statement, including any amendment thereto, and the prospectus contained in the Registration Statement, including any supplement thereto. In rendering this opinion, we have reviewed and are familiar with the Company's Articles of Incorporation and By-Laws and have reviewed originals (or copies certified to our satisfaction) of such other records, documents and information as we have in our judgment deemed relevant.

    Based upon the foregoing, it is our opinion that, when appropriate corporate action has been taken to authorize the issuance of any of the Shares and, when any of the Shares are issued for appropriate consideration pursuant to a definitive acquisition agreement and otherwise in accordance with the Registration Statement, including any amendment thereto, and the prospectus contained therein, including any supplement thereto, such Shares will be legally issued, fully paid and non-assessable.

    This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated. This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of

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Board of Directors
April 30, 1996
Page 2


1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,



                                       KRIEG DEVAULT ALEXANDER & CAPEHART